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                                                                   EXHIBIT 10.33

                     ASSET TRANSFER, RIGHT OF FIRST REFUSAL,
                          AND STOCK PURCHASE AGREEMENT

       THIS ASSET TRANSFER, RIGHT OF FIRST REFUSAL AND STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of May 19, 2000 (the "Effective Date"), by and between Micro General Corporation, a Delaware corporation ("Assignor"), and TXMNet, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

       A. Assignor owns 1,000 shares (the "RealEC Shares") of RealEC, Inc., a Delaware corporation ("RealEC"), such shares being Assignor's entire interest in RealEC and 50% of the outstanding capital stock of RealEC.

       B. Assignor desires to assign to Assignee the entire right, title, and interest in the Intellectual Property (as hereinafter defined), the Transferred Assets (as hereinafter defined), and the RealEC Shares (as hereinafter defined).

       C. Assignee desires to sell to Assignor, and Assignor desires to purchase from Assignee, 6,500,000 shares of Series A Preferred Stock, $.001 par value per share, of Assignee.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

       1. Definitions.

              (a) "Copyrights" means any and all copyrights set forth on Exhibit A hereto, including all copyright applications therefor, any renewal or extension thereof, all other copyright rights accruing by reason of international copyright conventions and any moral rights pertaining thereto, and the right to sue for, settle, or release any past, present, or future infringement thereof and regardless of whether or not registration for any such copyright exists or is pending.

              (b) "Excluded Technology" means the technology set forth on Exhibit B hereto, provided, however, that such technology is limited in all instances to standard routines, development tools, programming techniques and other code or content that are non-specific to any Intellectual Property.

              (c) "Intellectual Property" means any and all Copyrights, Trademarks, Patents, the Website, the Software, business plans, financial data, marketing plans, supplier or customer lists, forecasts, know-how, concepts, inventions, techniques, system designs, prototypes, ideas or other intellectual property or proprietary rights of Assignor or any subsidiary of Assignor, developed for or acquired in connection with the TXMNet business, other than the Excluded Technology.

              (d) "Patents" means all patents and patent applications set forth on Exhibit A hereto.


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              (e) "Software" means the software set forth on Exhibit A hereto in object code and source code, and solely as modified or created in connection with the TXMNet business, and all documentation, copies and licenses thereof, and all Intellectual Property underlying such software.

              (f) "Trademarks" means all United States and foreign registered and common law trademarks, trade names and service marks, or applications therefore set forth Exhibit A, whether or not registration for such mark exists or is pending, together with all other trademark, trade name or service mark interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same.

              (g) "Transferred Assets" means the assets set forth on Exhibit C hereof.

              (h) "Website" shall mean all images, text, graphics, Internet domain names (together with all foreign, state or national registrations thereof and accompanied by the goodwill of all business connected with the use of and symbolized by such domain names, including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same), computer code, website designs and processes, uniform resource locators and other technology of Assignor relating to the website located at txmnet.com or transactionmanager.com or any substitute or related website.

       2. Assignment and Transfer.

              (a) Assignor hereby assigns, grants, transfers, and sets over to Assignee free and clear of any and all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests or other encumbrances of any kind whatsoever all right, title, and interest in and to the (i) Intellectual Property and all goodwill associated with such Intellectual Property, including, without limitation, (A) the right to use, copy, modify, exploit, license, assign, convey and pledge the Intellectual Property, (B) the right to exclude others from using the Intellectual Property, (C) the right to sue others and collect damages for past present and future infringement of the Intellectual Property, (D) the right to create modifications and derivative works of the Intellectual Property and retain full ownership thereof, and (E) the right to file and prosecute applications for registration, now pending or hereinafter initiated, to protect any rights in the Intellectual Property, (ii) the Transferred Assets and (iii) the RealEC Shares. Notwithstanding anything to the contrary herein, all modifications or derivative works made by or on behalf of Assignor shall be solely owned by Assignor.

              (b) Assignor agrees that Assignee shall not be obligated to assume or perform and is not assuming or performing any liabilities or obligations of Assignor, whether known or unknown, fixed or contingent, certain or uncertain, and regardless of when such liabilities or obligations may arise or may have arisen or when they are or were asserted (the "Retained Liabilities"), and Assignor shall remain responsible for all Retained Liabilities.

       3. Irrevocable License. Assignor hereby grants to Assignee a worldwide, royalty-free, perpetual, nonexclusive, transferable, sublicensable and irrevocable license to use the Excluded Technology in connection with the Intellectual Property.

       4. Covenant Not to Compete.


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              (a) For a period of five (5) years after the date hereof, Assignor shall not, for itself or any third party, directly or indirectly engage in the business of Assignee as now conducted or proposed to be conducted, including without limitation providing electronic commerce services designed to facilitate real estate and related transactions anywhere in the world.

              (b) The parties hereto intend that the covenant not to compete under this Section 4 shall be construed as a series of covenants, one in each county, state, country, province or territory in the world. If in any judicial proceedings a court shall refuse to enforce any of the separate covenants deemed included in this Section 4, then such unenforceable covenant shall be deemed eliminated from this Section 4 for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

              (c) Assignor acknowledges and agrees (i) that the covenants and agreements of Assignor in this Section 4 are reasonably necessary to protect the interests of Assignee in whose favor such covenants and agreements are imposed,
(ii) the restrictions imposed by this Section 4 are not greater than are necessary for the protection of Assignee in light of the harm that Assignee will suffer if Assignor breaches this Agreement, (iii) the period, nature, kind and character of the restrictions are reasonably required to protect the interests of Assignee, (iv) the geographical restrictions are reasonable in light of Assignee's world-wide business, and (v) Assignee would not have otherwise entered into this Agreement without the protection afforded under this Section 4.

       5. Further Assurances. Assignor agrees to execute such additional documents, complete such other formalities, and extend such other cooperation as may be reasonably requested or required to perfect Assignee's interest in the Intellectual Property and to permit Assignee to be duly recorded as the registered owner and proprietor of the rights hereby conveyed, including, without limitation, any appropriate instruments required to be filed in the applicable national trademark, copyright or patent offices or other appropriate offices.

       6. Issuance of Stock. Assignee hereby agrees to issue to Assignor 6,500,000 shares of Assignee's Series A Preferred Stock (the "Series A Preferred Stock") as consideration for the transfer of the Intellectual Property, Transferred Assets and RealEC Shares as set forth in Section 2 hereof. The shares of Common Stock issued upon conversion of the Series A Preferred Stock shall be subject to registration and other investor rights granted to investors in the Company's round of financing associated with such conversion, if any.

       7. Right of First Refusal.

              (a) Pro Rata Right. Assignee hereby grants to Assignor the right of first refusal to purchase a pro rata share of all New Securities (as defined in paragraph 7(b) below) which Assignee may, from time to time, propose to sell and issue. Assignor's pro rata share, for purposes of this right of first refusal, is a ratio, (A) the numerator of which is the number of shares of Series A Preferred Stock held by Assignor on the date of the Company's written notice pursuant to paragraph 7(c) below; and (B) the denominator of which is the total number of shares of common stock then outstanding (assuming full conversion and exercise of all securities convertible or exercisable into shares of common stock).

              (b) Definition of New Securities. "New Securities" shall mean any capital stock of Assignee whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for


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shares of capital stock. New Securities, however, shall not include any of the following issuances or sales:

                     (i) securities to employees, consultants, officers or directors pursuant to any stock purchase plan or arrangement, stock option plan or other stock incentive plan or agreement approved by the Board of Directors;

                     (ii) securities pursuant to or after consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities to the general public for the account of Assignee;

                     (iii) securities pursuant to the conversion or exercise of convertible or exercisable securities;

                     (v) securities issued in connection with the acquisition of all or part of another company by the Corporation by merger or other reorganization, or by purchase of all or part of the assets of another company, pursuant to a plan or arrangement approved by the Board of Directors; and

                     (vi) securities issued in connection with equipment lease, real property lease or bank financings, as approved by the Board of Directors of the Corporation.

              (c) Required Notices. In the event Assignee proposes to undertake an issuance of New Securities, it shall give Assignor written notice of the proposed issuance, describing the type of New Securities, the price, the general terms upon which Assignee proposes to issue the same and the pro rata portion of such New Securities Assignor is entitled to purchase. Assignor shall have thirty
(30) days after the date of receipt of such notice to agree to purchase Assignor's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to Assignee and stating therein the quantity of New Securities to be purchased.

              (d) Assignee's Right to Sell. In the event Assignor fails to exercise the right of first refusal within the 30 day period, Assignee shall have sixty (60) days after the expiration of such period to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) and to sell all such New Securities respecting which the Holders' options were not exercised, at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in Assignee's notice. In the event Assignee has not sold within said sixty (60) day period or entered into an agreement to sell all such New Securities within said sixty (60) day period (or sold and issued all such New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), Assignee shall not thereafter issue or sell any New Securities, without first offering such securities to Assignor in the manner provided above.

              (e) Assignment. The right of first refusal set forth in this
Section 7 is transferable by Assignor provided that any such transferee executes any agreement to be bound by the terms and conditions hereof.

       8. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor as follows:


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              (a) Authorization. The execution and delivery by Assignee of this
Agreement and the issuance of the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) by Assignee, as contemplated herein, have been duly authorized by all requisite corporate action of Assignee and will not result in a breach, acceleration or violation of any agreement to which Assignee is a party.

              (b) Valid Issuance of Stock. The Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) have been duly and validly authorized and, when issued and paid for in accordance with the terms hereof and thereof, will be validly issued and nonassessable securities of Assignee and shall be free of any preemptive rights.

              (c) Investment Representations.

                     (i) Assignee understands that the RealEC Shares are not registered under the Securities Act of 1933 ("Securities Act") and are not qualified or registered under any state securities laws ("Blue Sky Laws") pursuant to exemptions from registration or qualification contained in the Securities Act and in the Blue Sky Laws. Assignee understands that the RealEC Shares must be held indefinitely unless subsequently registered or qualified under the Securities Act and under the Blue Sky Laws unless exemptions from the registration or qualification requirements under the Securities Act and under the Blue Sky Laws are available in connection with any proposed transfer of the RealEC Shares by Assignee.

                     (ii) Assignee agrees that none of the RealEC Shares, nor any interest in the RealEC Shares, will be resold or otherwise transferred by Assignor without registration or qualification under the Securities Act and the Blue Sky Laws unless Assignee first demonstrates to the satisfaction of RealEC that specific exemptions from such registration or qualification requirements are available with respect to the proposed transfer and provides RealEC an opinion of counsel satisfactory to RealEC that the proposed transfer may be made without violation of the Securities Act or the Blue Sky Laws and will not affect the exemptions relied upon by RealEC in connection with the original issuance of the RealEC Shares.

                     (iii) Assignee is aware of RealEC's business affairs and financial condition and has acquired sufficient information about RealEC to reach an informed and knowledgeable decision regarding the merits and risks of investing in the RealEC Shares. Assignee has had ample opportunity to review information regarding RealEC and to ask questions of RealEC and its representatives and to seek independent investment, tax, and legal advice prior to investing in the RealEC Shares. THE ASSIGNEE RECOGNIZES THAT THE REALEC SHARES ARE A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK OF LOSS BY THE ASSIGNEE AND THAT THE ASSIGNEE COULD LOSE THE ENTIRE AMOUNT OF THE ASSIGNEE'S INVESTMENT. THE ASSIGNEE IS ABLE TO BEAR THE ECONOMIC RISK OF SAID INVESTMENT AND AT THE PRESENT TIME COULD AFFORD A COMPLETE LOSS OF SAID INVESTMENT.

                     (iv) The RealEC Shares are being acquired for private investment for Assignee's own account and not with a view to or for sale in connection with any distribution of the RealEC Shares.


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                     (v) The sale of the RealEC to Assignee was not accompanied by the publication of any written or printed communication or any communication by means of recorded telephone messages or spoken on radio, television, or similar communications media.

                     (vi) Assignee is duly organized in the State of Delaware.

                     (vii) Assignee is an "Accredited Investor" as defined under
Section 501(a) of the Securities Act of 1933, as amended.

                     (viii) Assignee acknowledges that the certificates representing the RealEC Shares will bear the legends set forth herein:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                     (ix) Assignee understands that the RealEC constitute "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act.

                     (x) Assignee understands that Assignor will rely upon the foregoing for the purposes of transferring the RealEC. Assignee hereby agrees to indemnify Assignor and its officers, directors, agents, and counsel and hold them harmless from and against any and all damages suffered and liabilities incurred by them (including costs of investigation, defense, and attorneys' fees) arising out of any breach by Assignee of the agreements or inaccuracy in the representations and warranties which Assignee has made herein.

       9. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

              (a) Investment Representations.

                     (i) Assignor understands that the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) will be issued by Assignee without registration under the Securities Act and without qualification or registration under Blue Sky Laws pursuant to exemptions from registration or qualification contained in the Securities Act and in the Blue Sky Laws. Assignor understands that the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) must be held indefinitely unless subsequently registered or qualified under the Securities Act and under the Blue Sky Laws unless exemptions from the registration or qualification requirements under the Securities Act and under the Blue Sky Laws are available in connection with any proposed transfer of the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) by Assignor.

                     (ii) Assignor agrees that none of the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof), nor any interest in the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof), will be resold or otherwise transferred by Assignor without registration or qualification under the Securities Act and the Blue Sky Laws unless


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Assignor first demonstrates to the satisfaction of Assignee that specific exemptions from such registration or qualification requirements are available with respect to the proposed transfer and provides Assignee an opinion of counsel satisfactory to Assignee that the proposed transfer may be made without violation of the Securities Act or the Blue Sky Laws and will not affect the exemptions relied upon by Assignee in connection with the original issuance of the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof).

                     (iii) Assignor is aware of Assignee's business affairs and financial condition and has acquired sufficient information about Assignee to reach an informed and knowledgeable decision regarding the merits and risks of investing in the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof). Assignor has had ample opportunity to review information regarding Assignee and to ask questions of Assignee and its representatives and to seek independent investment, tax, and legal advice prior to investing in the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof). THE ASSIGNOR RECOGNIZES THAT THE SERIES A PREFERRED STOCK (AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF) ARE A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OF RISK OF LOSS BY THE ASSIGNOR AND THAT THE ASSIGNOR COULD LOSE THE ENTIRE AMOUNT OF THE ASSIGNOR'S INVESTMENT. THE ASSIGNOR IS ABLE TO BEAR THE ECONOMIC RISK OF SAID INVESTMENT AND AT THE PRESENT TIME COULD AFFORD A COMPLETE LOSS OF SAID INVESTMENT.

                     (iv) The Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) are being acquired for private investment for Assignor's own account and not with a view to or for sale in connection with any distribution of the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) to others.

                     (v) The sale of the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) to Assignor was not accompanied by the publication of any written or printed communication or any communication by means of recorded telephone messages or spoken on radio, television, or similar communications media.

                     (vi) Assignor is duly organized in the State of Delaware.

                     (vii) Assignor is an "Accredited Investor" as defined under
Section 501(a) of the Securities Act of 1933, as amended.

                     (viii) Assignor acknowledges that the certificates representing the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof) will bear the legends set forth herein:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


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                     (ix) Assignor understands that the Series A Preferred Stock
(and the Common Stock issuable upon exercise thereof) constitute "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act.

                     (x) Assignor understands that Assignee will rely upon the foregoing for the purposes of issuing the Series A Preferred Stock (and the Common Stock issuable upon exercise thereof). Assignor hereby agrees to indemnify Assignee and its officers, directors, agents, and counsel and hold them harmless from and against any and all damages suffered and liabilities incurred by them (including costs of investigation, defense, and attorneys' fees) arising out of any breach by Assignor of the agreements or inaccuracy in the representations and warranties which Assignor has made herein.

              (b) Intellectual Property and Asset Warranties.

                     (i) To the best of Assignor's knowledge, the Intellectual Property assigned and the Excluded Technology licensed hereunder shall be sufficient in all respects for the operation of the business of Assignee as now conducted and as proposed to be conducted.

                     (ii) The Intellectual Property has been independently created and developed solely by Assignor, and Assignor owns or has obtained all rights, licenses, releases, assignments, or other rights in the Intellectual Property, and made all payments and satisfied all obligations to any third party or employee, necessary to make the assignment set forth in Section 2 hereof. No third party or employee shall have any right, title or interest in and to the Intellectual Property. Each employee, consultant or contractor of Assignor who has contributed to the development of the Intellectual Property has entered into an agreement requiring such employee, consultant or contractor to assign to Assignor forever all right, title and interest that such employee, consultant or contractor may have accrued in the Intellectual Property, and Assignee shall not incur any liability or obligation, including payment or other compensation, to such employee, consultant, contractor or other third party by reason of the assignment in Section 2 hereof.

                     (iii) Assignee has the full corporate power to enter into this Agreement and to carry out its obligations under this Agreement. Assignor has not previously granted, and will not grant, any right, license or interest in, to or under the Intellectual Property, or Excluded Technology, or any portion thereof, which is inconsistent with the rights and licenses granted to Assignee herein or that will adversely affect any exercise by Assignee of its rights under this Agreement. There are no actions, suits, investigations, claims or proceedings pending or, to the knowledge of Assignor, threatened in any way relating to the Intellectual Property, Software or Excluded Technology.

                     (iv) The Intellectual Property and Excluded Technology do not and will not infringe or misappropriate any patents, copyrights, trade secrets, trade names or other intellectual or proprietary rights of any third-party, and Assignor is not aware of any claims or basis for such infringement.

                     (v) The Software will function correctly when dealing with dates, times, and date/time (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and with respect to the processing of date/time data, the Software will neither contain nor create any logical or mathematical inconsistency, will not malfunction, and will not cease to function.


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                     (vi) Assignor has and will convey and transfer to Assignee, good, complete and marketable title to all of the Transferred Assets, free and clear of all encumbrances of any nature whatsoever. All of the Transferred
Assets are in the exclusive possession and control of Assignor, and Assignor has the unencumbered right to use, and to sell to Assignee in accordance with the terms and provisions of this Agreement, all of the Transferred Assets without interference from and free of the rights and claims of others.

                     (c) Authority; Noncontravention. The execution and delivery by Assignor of this Agreement and the performance of the terms hereunder have been duly authorized by all requisite corporate action of Assignee and will not result in a breach, acceleration or violation of any agreement to which Assignor is a party.

                     (d) Stock Ownership. Assignor is the sole owner, beneficially and of record, of all of the RealEC Shares, free and clear of all claims, liens, encumbrances, security interests, pledges, options, charges, restrictions, defects in title and any adverse interests of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the transfer of such RealEC Shares to Assignee as described in this Agreement. Assignor is not a party to any agreement, commitment or understanding, written or oral, that provides for the grant or sale of, and has not granted or sold to any person or entity, any options, warrants or other rights to purchase, nor does any person or entity (other than Assignee) have any right to acquire from the Assignor, any of the Real EC Shares.

                     (e) Capitalization. The authorized capital stock of RealEC consists of 10,000 shares of common stock, $0.001 par value per share, of which only the RealEC Shares and 1,000 shares owned by Stewart Title Company are issued and outstanding, and no other shares of any other class or series of capital stock of Company are issued and outstanding. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of capital stock of RealEC, including any rights of conversion or exchange under any outstanding securities or other instruments. All of the RealEC Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights.

       10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

       11. Entire Agreement; Waiver; Amendment. This Agreement shall constitute the entire agreement between the parties pertaining to the subject matter hereof, and shall supersede all prior and contemporaneous oral negotiations, agreements, commitments, representations, and understandings relating to the subject matter hereof. No supplement, modification, waiver, or amendment to this Agreement shall be binding on any party unless in writing and signed by the party against whom enforcement is sought.

       12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.


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       IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MICRO GENERAL CORPORATION,              TXMNET, INC.,
A DELAWARE CORPORATION                  A DELAWARE CORPORATION


By:                                     By:
   -------------------------------         -------------------------------------

Name:                                   Name:
     -----------------------------           -----------------------------------

Title:                                  Title:
      ----------------------------            ----------------------------------


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

                                    EXHIBIT A


1.      Copyrights

2.      Trademarks -- Transaction Manager
                      TXMNet
                      Closing Place
                      Vendor Manager
                      Closing Manager
                      Transactionmgr.com
                      Vendormgr.com
                      Closingplace.com
                      Closingmgr.com

3.      Patents

4.      Software


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                                    EXHIBIT B

                               EXCLUDED TECHNOLOGY

                                    EXHIBIT C

                               TRANSFERRED ASSETS

Lease to office space at 10200 Richmond Avenue, Suite 175, Houston, TX  77042

Office equipment located at ___________________.


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